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                                                                    EXHIBIT 10.3

                              ANNUAL INCENTIVE PLAN

     1. The purposes of the PFSweb, Inc. Annual Incentive Plan (this "Plan") are to reward performance and provide incentives for employees of PFSweb, Inc. and its subsidiaries (collectively, the "Company") who contribute to the success of the business of the Company by making them participants in that success.

     2(a). The Compensation Committee of the Board of Directors of PFSweb (the "Committee"), as from time to time constituted pursuant to the By-Laws of PFSweb, may authorize the granting to employees of the Company of annual target awards. The Committee, in accordance with this Plan, shall determine the performance levels at which different percentages of such awards shall be earned, the collective amount for all awards to be granted at any one time, and the individual annual grants with respect to employees who are officers or key employees (as defined below) of PFSweb. The Committee may delegate to the PFSweb Board of Directors responsibility for determining, within the limits established by the Committee, individual award grants for employees who are not officers or key employees of PFSweb. All such awards shall be denominated and paid in cash (U.S. dollars or local currency equivalent). The term "key employee" shall mean any employees whose projected cash compensation for a fiscal year may cause the Company to be subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (hereinafter, the "Code").

     2(b). Prior to the grant of any target award, the Committee shall establish for each such award performance levels related to the enterprise (as defined below) at which 100% of the award shall be earned and a range (which need not be the same for all awards) within which greater and lesser percentages shall be earned. The term "enterprise" shall mean the Company and/or any subsidiary, division, unit or portion thereof, and any entity in which the Company has, directly or indirectly, a substantial ownership interest.

     2(c). With respect to the performance levels to be established pursuant to paragraph 2(b), for employees other than officers and key employees, the Committee shall establish the specific measures for each grant at the time of such grant. With respect to officers and key employees, the specific measures shall be established prior to commencement of the period to which the performance award relates. In creating the measures for employees other than officers and key employees, the Committee may establish the specific goals based upon or relating to such business criteria as it shall deem appropriate under the circumstances, including without limitation, one or more of the following business criteria: return on assets, return on equity, return on capital, market price appreciation of the PFSweb common stock, economic value added, total stockholder return, net income, pre-tax income, earnings per share, operating profit margin, net income margin, cash flow, market share, sales growth, capacity utilization, increase in customer base, and operations efficiency and/or quality. The business criteria may be expressed in absolute terms or relative to the performance of other companies or to an index. With respect to officers and key employees, the business criteria to measure performance shall be limited to one or more of the specific criteria listed in this paragraph.



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     2(d). If any event occurs during a performance period that requires changes to preserve the incentive features of this Plan, for employees other than officers and key employees, the Committee may make appropriate adjustments (either upward or downward), in the specified performance levels.

     2(e). Except as otherwise provided in paragraph 6, the percentage of each target award to be distributed to an employee shall be determined by the Committee on the basis of the performance levels established for such award and the performance of the applicable enterprise or specified portion thereof, as the case may be, during the performance period. Following determination of the final payout percentage, the Committee may, upon the recommendation of the Chief Executive Officer, make adjustments to awards for employees who are not officers or key employees to reflect individual performance during such period. Adjustments to awards to reflect individual performance for employees who are not officers or key employees of PFSweb may be made by the PFSweb Board. Any target award, as determined and adjusted pursuant to this paragraph 2(e) and paragraph 6, is herein referred to as a "final award." The total award paid to any employee who is not an officer or key employee for any one year shall not exceed such amount as may be fixed by the Committee or the PFSweb Board from time to time. The total award under this Plan paid to any officer or key employee for any one year shall not exceed $1,000,000.

     3. Subject to such additional limitations or restrictions as the Committee may impose, the term "employees" shall mean persons (a) who are employed by PFSweb, or any subsidiary (as such term is defined below), including employees who are also directors of PFSweb or any such subsidiary, or (b) who accept (or previously have accepted) employment, at the request of the Company, with any entity not described in 3(a) above but in which the Company has, directly or indirectly, a substantial ownership interest. For purposes of this Plan, the term "subsidiary" shall mean (i) a Company of which capital stock having ordinary voting power to elect a majority of the board of directors of such Company is owned, directly or indirectly, by the PFSweb, or (ii) any unincorporated entity in respect of which the Company can exercise, directly or indirectly, comparable control. The Committee shall, among other things, determine when and to what extent individuals otherwise eligible for consideration shall become or cease to be, as the case may be, employees for purposes of this Plan and shall determine when, and under what circumstances, any individual shall be considered to have terminated employment for purposes of this Plan. To the extent determined by the Committee, the term employees shall be deemed to include former employees and any beneficiaries thereof.

     4(a). Target awards that have become final awards shall be subject to a vesting schedule, if any, established by the Committee. Except as otherwise provided in this Plan, no final award (or portion thereof) subject to a vesting schedule, if any, shall be paid prior to vesting, and the unpaid portion of any final award shall be subject to the provisions of paragraph 6. The Committee shall have the authority to modify a vesting schedule as may be necessary or appropriate in order to implement the purposes of this Plan. As a condition to the vesting of all or any portion of a final award, the Committee may, among other things, require an employee to enter into such agreements as the Committee considers appropriate and in the best interests of the Company.

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     4(b). If employment of an employee is terminated by death, all final awards not currently vested shall immediately vest. In all other cases, if employment of an employee is terminated for any reason prior to the vesting of any final award, the Committee may, but in any case shall not be required to, change the vesting period with respect to such final awards to accelerate the vesting period related to all or any portion of such final award.

     4(c). With respect to target awards which have become final awards as provided in paragraph 2(e), the Committee may, in its discretion, pay to the participant interest on all portions thereof which are unvested. No holder of a target award shall have any rights to interest prior to such target award becoming a final award. Any interest payable with respect to such unvested final awards shall be paid at such times, in such amounts, and in accordance with such procedures as the Committee shall determine; provided, however, that the rate of interest paid to key employees shall not exceed a "reasonable rate of interest" as contemplated by the regulations promulgated under Section 162(m) of the Code.

     5(a). An employee shall be eligible for consideration for a target award based on such criteria as the Committee shall from time to time determine, in its sole and absolute discretion, subject to the provisions of this Plan; provided, however, that all officers and key employees shall be eligible for consideration for an award under this Plan.

     5(b). No target award shall be granted to any director of PFSweb who is not an employee at the date of grant.

     6(a). Payment of any final award (or portion thereof) to an individual employee shall be subject to the satisfaction of the conditions precedent that such employee: (i) continue to render services as an employee (unless this condition is waived by the Committee), (ii) refrain from engaging in any activity which, in the opinion of the Committee, is competitive with any activity of the Company or any subsidiary (except that employment at the request of the Company with an entity in which the Company has, directly or indirectly, a substantial ownership interest, or other employment specifically approved by the Committee, shall not be considered to be an activity which is competitive with any activity of the Company or any subsidiary) and from otherwise acting, either prior to or after termination of employment, in any manner inimical or in any way contrary to the best interests of the Company, and (iii) furnish to the Company such information with respect to the satisfaction of the foregoing conditions precedent as the Committee shall reasonably request. Except as otherwise provided under paragraph 6(c) below, the failure by any employee to satisfy such conditions precedent shall result in the immediate cancellation of the unvested portion of any final award previously made to such employee and such employee shall not be entitled to receive any consideration in respect of such cancellation.

     6(b). If any employee is dismissed for cause or quits employment without the prior consent of the Company, the unvested portion of any final award previously made to such employee shall be canceled as of the date of such termination of employment, and such employee shall not be entitled to receive any consideration in respect of such cancellation.

     6(c). Upon termination of an employee's employment for any reason other than as described in (b) above, the Committee may, but shall not in any case be required to, waive the

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condition precedent relating to the continued rendering of services in respect of all or any specified percentage of the unvested portion of any final award, as the Committee shall determine. To the extent such condition precedent is waived, the Committee may accelerate the vesting of all or any specified percentage of the unvested portion of any final award.

     6(d). For purposes of this Plan, a qualifying leave of absence, determined in accordance with procedures established by the Committee, shall not constitute a termination of employment, except that a final award shall not vest during a leave of absence granted an employee for government service.

     7. Subject to paragraph 6, all final awards which have vested in accordance with the provisions of this Plan shall be paid as soon as practicable following the end of the related vesting period. If the Company shall have any unpaid claim against an employee arising out of or in connection with the employee's employment with the Company, such claim may be offset against awards under this Plan. Such claim may include, but is not limited to, unpaid taxes or corporate business credit card charges.

     8. To the extent that any employee, former employee, or any other person acquires a right to receive payments or distributions under this Plan, such right shall be no greater than the right of a general unsecured creditor of the Company. All payments and distributions to be made hereunder shall be paid from the general assets of the Company. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Company and any employee, former employee, or any other person.

     9. The expenses of administering this Plan shall be borne by the Company.

     10. Except as otherwise determined by the Committee, with the exception of transfer by will or the laws of descent and distribution, no target or final award shall be assignable or transferable and, during the lifetime of the employee, any payment in respect of any final award shall be made only to the employee. An employee shall designate a beneficiary or beneficiaries to receive all or part of the amounts to be distributed to the employee under this Plan in case of death. A designation of beneficiary may be replaced by a new designation or may be revoked by the employee at any time. A designation or revocation shall be on forms prescribed by and filed with the Secretary of the Committee. In case of the employee's death, the amounts distributable to the employee under this Plan with respect to which a designation of beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be distributed in accordance with this Plan to the designated beneficiary or beneficiaries. The amount distributable on account of an employee's death that is not subject to such a designation shall be distributed to the employee's estate or legal representative. If there shall be any question as to the legal right of any beneficiary to receive a distribution under this Plan, the amount in question may be paid to the estate of the employee, in which event the Company shall have no further liability to any party with respect to such amount.

     11. Full power and authority to construe and interpret this Plan shall be vested in the Committee. To the extent determined by the Committee, administration of this Plan, including,

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but not limited to (a) the selection of employees for participation in this
Plan, (b) the determination of the number of installments, and (c) the determination of the vesting schedule for final awards, if any, may be delegated to the PFSweb Board of Directors; provided, however, the Committee shall not delegate to the PFSweb Board any powers, determinations, or responsibilities with respect to officers or key employees of PFSweb. Any person who accepts any award hereunder agrees to accept as final, conclusive, and binding all determinations of the Committee and the PFSweb Board. The Committee shall have the right, in the case of participants (other than key employees) who are not employed in the United States, to vary from the provisions of this Plan in order to preserve the incentive features of this Plan.

     12. The Committee, in its sole discretion, may, at any time, amend, modify, suspend, or terminate this Plan provided that no such action shall adversely affect the rights of an employee with respect to previous target awards or final awards under this Plan (except as otherwise permitted under paragraphs 2(d), 4, or 6), and this Plan, as constituted prior to such action, shall continue to apply with respect to target awards previously granted and final awards which have not been paid.

     13. Every right of action by, or on behalf of, the Company or by any stockholder against any past, present, or future member of the Board of Directors, officer, or employee of the Company or its subsidiaries arising out of or in connection with this Plan shall, irrespective of the place where action may be brought and irrespective of the place of residence of any such director, officer, or employee, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises. Any and all right of action by any employee (past, present, or future) against the Company arising out of or in connection with this Plan shall, irrespective of the place where an action may be brought, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises. This Plan and all determinations made and actions taken pursuant hereto shall, be governed by the laws of the State of Delaware, without giving effect to principles of conflict of laws, and construed accordingly.

     14. This Plan shall be effective upon its adoption and approval by the Board of Directors and stockholder of PFSweb.

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